Exhibit 99.1

Harbor Custom Development, Inc. Continues National Expansion into Austin Metro Housing Market

Gig Harbor, Washington, January 22 , 2021 (GLOBE NEWSWIRE) – Harbor Custom Development, Inc. (“Harbor,” “Harbor Custom Homes®,” or the “Company”), (NASDAQ:HCDI), an innovative and market leading real estate company involved in all aspects of the land development cycle, today announced that it has acquired seven developed lots in Dripping Springs, Texas; contracted to purchase nine additional finished lots in Driftwood, Texas; and contracted to purchase 44 acres for future development, all totaling $9,469,350 in the coveted Hill Country region approximately 22 miles West of Austin, Texas.

Harbor Custom Homes® anticipates commencing construction of four and five bedroom homes priced from $950,000 to $1,200,000 in the Bunker Ranch and La Ventana subdivisions located in Dripping Springs and Driftwood, Texas in the second quarter of 2021. Dripping Springs and Driftwood, Texas have experienced significant growth as a result of Austin’s rapidly growing employment base and the subsequent migration of households to the Hill Country.

“We are thrilled to establish a presence in the thriving Austin Metro marketplace. This will be our second regional expansion coinciding with our simultaneous entrance into the Sacramento, California Metro market. Urban flight driven by the pandemic has created unique pockets of opportunity in areas of the country that have similar employment and household demographics to Austin, Sacramento, and our principal market of Seattle. We believe acquisition of land in these targeted Metro Markets, coupled with a proprietary partnership structure with local builders and developers, provides a unique business opportunity for rapid national expansion,” stated Sterling Griffin, President and CEO of Harbor Custom Homes.

About Harbor Custom Development, Inc.

Harbor Custom Development, Inc. is a real estate development company involved in all aspects of the land development cycle including land acquisition, entitlements, construction of project infrastructure, home building, marketing, sales, and management of various residential projects in Western Washington’s Puget Sound region. Harbor has active or recently sold out residential communities in Gig Harbor, Bremerton, Silverdale, Bainbridge Island, and Allyn in the state of Washington. Harbor Custom Development’s business strategy is to acquire and develop land strategically, based on an understanding of population growth patterns, entitlement restrictions, infrastructure development, and geo-economic forces. Harbor focuses on real estate within target markets with convenient access to metropolitan areas that are generally characterized by diverse economic and employment bases and increasing populations. For more information on Harbor Custom Development, Inc., please visit www.harborcustomdev.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations

Hanover International

IR@harborcustomdev.com

866-744-0974